Exhibit 10.1

ACCO BRANDS CORPORATION INCENTIVE PLAN
DIRECTORS RESTRICTED STOCK UNIT AWARD AGREEMENT
THIS AGREEMENT is made and entered into and effective this __________ __, 20__ and effective ________ __, 20__ (the “Grant Date”) by and between ACCO Brands Corporation, a Delaware corporation (the “Company”) and ____________________ (“Participant”).
WHEREAS, the Participant is a member of the Board of Directors (the “Board”) of the Company and in compensation for the Participant’s services to be provided hereafter, the Board deems it advisable to award to the Participant a Director Award of Restricted Stock Units representing shares of the Company’s Common Stock, pursuant to the ACCO Brands Corporation Incentive Plan (“Plan”), as set forth herein.
NOW THEREFORE, the Company and the Participant agree as follows:
1.Plan Governs; Capitalized Terms. This Agreement is made pursuant to the Plan, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control.

2.Award of Restricted Stock Units. The Company hereby grants to the Participant on the Grant Date a Director Award of ______________ Restricted Stock Units. Each Restricted Stock Unit constitutes an unfunded and unsecured promise of the Company to deliver (or cause to be delivered) to the Participant, subject to the terms and conditions of this Agreement, one (1) share of Common Stock (“Shares”). Each Restricted Stock Unit shall be fully vested and nonforfeitable, and settled in accordance with Section 3, below. The Company shall hold the Restricted Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of the Company or the Shares to be issued to the Participant under Section 3 hereof, and shall have the status of a general unsecured creditor of the Company. THIS DIRECTOR AWARD IS CONDITIONED ON THE PARTICIPANT [SIGNING THIS AGREEMENT AND RETURNING IT TO THE COMPANY NO LATER THAN __________, 20__,] [SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS AGREEMENT) NO LATER THAN ________ __, 20___, WHICH THE PARTICIPANT ACCEPTS UPON HIS OR HER ELECTRONIC EXECUTION OF THIS AGREEMENT,] AND IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT.

3.Settlement. As a condition to the grant of this Director Award, the Participant hereby agrees to defer payment of the Restricted Stock Units until the date that the Participant ceases to be a member of the Board (and constituting a separation from service) as so provided under the ACCO Brands Corporation Deferred Compensation Plan for Non-Employee Directors as in effect from time to time (“Directors Deferred Compensation Plan”). On the date that the Restricted Stock Units shall be payable under the Directors Deferred Compensation Plan, the Company shall cause its transfer agent for the Common Stock to register Shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to the number of Restricted Stock Units then payable; provided, such Shares shall not be paid to the Participant earlier than or later than is permitted under Section 409A of the Code.

4.No Transfer or Assignment of Restricted Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Restricted Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Restricted Stock Units are delivered to the Participant or the Participant’s designated representative. The Participant shall not sell any Shares at any time when applicable laws or Company policies prohibit a sale. This restriction shall apply as long as the Participant is a Director of the Company or an Affiliate of the Company.

5.Legality of Initial Issuance. No Shares shall be issued unless and until the Company has determined that (a) any applicable listing requirement of any stock exchange or other securities market on which the Common Stock is listed has been satisfied; and (b) all other applicable provisions of state or federal law have been satisfied.

6.Miscellaneous Provisions.

(a)Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Restricted Stock Units until the date that the Company delivers such Shares to the Participant or the Participant’s representative.

(b)Dividend Equivalents. As of each dividend date with respect to Shares, a fully vested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Restricted Stock Units held by the Participant as of the close of business on the record date for such dividend. Such dividend equivalent amount shall be converted into a number of Restricted Stock Units equal to the number of whole and fractional Shares that could have been purchased at the Fair Market Value on the dividend payment date with such dollar amount. In the case of any dividend declared on Shares which is payable in Shares, the Participant shall be awarded a fully vested dividend equivalent of an additional number of Restricted Stock Units equal to the product of (x) the number of his Restricted Stock Units then held on the related dividend record date multiplied by the (y) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. All such dividend equivalents credited to the Participant shall be added to and in all respects thereafter be treated as additional Restricted Stock Units under this Agreement.

(c)Notices. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to the Company, Attention: General Counsel, at its principal executive office and to the Participant at the address that he most recently provided to the Company.

(d)Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.

(e)Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, as such laws are applied to contracts entered into and performed in such State, without giving effect to the choice of law provisions thereof. The Company and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each such party’s right to objection to an Illinois court’s jurisdiction and venue. The Participant and the Company hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above.

(f)Successors.

(i)Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 4 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of the Company. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.

(ii)Company and Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

(g)Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.

(h)Headings. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

[(i)    Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.
ACCO BRANDS CORPORATION
By:                                                             Name:
Its:

Participant Name

Participant Signature]

[By opening each of the two parts of this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:

(1)
Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the E*Trade online system by use of the username and password created by the Participant;

(2)	Acknowledges that he or she has read and understands the ACCO Brands Corporation Incentive Plan Directors Restricted Stock Unit Award Agreement in its entirety; and

(3)	Accepts and agrees to the terms and conditions of the ACCO Brands Corporation Incentive Plan Directors Restricted Stock Unit Award Agreement in its entirety.

[Signature page follows]

ACCO     Brands Corporation                    PARTICIPANT

_______________________________            [Please see above]]